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                                                                      EXHIBIT 25


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Form 10-KSB of our report dated January 11, 1996 appearing on page 15 of the Annual Report on Form 10-KSB of Biodynamics International, Inc. for the year ended September 30, 1996. We also consent to the incorporation by references in the Registration Statement on Form S-8 of our report dated January 11, 1996 appearing in this Form 10-KSB.



PRICE WATERHOUSE LLP
Tampa, Florida
December 23, 1996